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                                                                    Exhibit 11.1

                         ULTRAK, INC. AND SUBSIDIARIES

                         COMPUTATION OF PER SHARE DATA



                                                                             Years ended December 31,
                                                                    -----------------------------------------
                                                                       1995           1994            1993
                                                                    ----------     ----------      ----------
Computation of earnings per share - primary:
--------------------------------------------
Income from continuing operations                                   $2,695,051     $2,789,512      $2,638,860
Less dividend requirements on preferred stock                         (117,210)      (117,210)       (117,210)
                                                                    ----------     ----------      ----------

Income from continuing operations allocable to
   common stockholders                                              $2,577,847     $2,672,302      $2,521,650
                                                                    ==========     ==========      ==========

Net income allocable to common stockholders                         $2,577,847     $2,482,302     $   687,280
                                                                    ==========     ==========      ==========

Weighted average number of common shares
   outstanding during the period                                     6,870,050      6,541,786       6,511,269

Net effect of dilutive stock options and
   warrants based on the treasury stock
   method using the average market price                               277,854        277,213         278,603
                                                                    ----------     ----------      ----------

Shares used for computation                                          7,147,904      6,818,999       6,789,872
                                                                    ==========     ==========      ==========

Income per share - primary
   Continuing operations                                                 $ .36           $.39            $.37
                                                                         =====           ====            ====

   Net income                                                            $ .36           $.36            $.10
                                                                         =====           ====            ====

Computation of earnings per share - assuming full dilution:
-----------------------------------------------------------
Income from continuing operations                                   $2,695,057     $2,789,512      $2,638,860
                                                                    ==========     ==========      ==========

Net income                                                          $2,695,057     $2,599,512      $  804,490
                                                                    ==========     ==========      ==========

Weighted average number of common shares
   outstanding during the period                                     6,870,050      6,541,786       6,511,269

Net effect of dilutive stock options and
   warrants based on the treasury stock method
   using the greater of the average or ending
   market price                                                        299,298        288,218         286,474

Effect of preferred stock conversion                                   406,981        406,981         406,981
                                                                    ----------     ----------      ----------

Shares used for computation                                          7,576,329      7,236,985       7,204,724
                                                                    ==========     ==========      ==========

Income per share - assuming full dilution
   Continuing operations                                                 $ .36           $.39            $.37
                                                                         =====           ====            ====

   Net income                                                            $ .36           $.36            $.11
                                                                         =====           ====            ====

Note - The computation of fully-diluted income per share for 1993 is presented even though it is at variance with Accounting Principles Board Opinion No. 15, because the result is antidilutive.